Exhibit 10(1)(ii)

As adopted by the Board of Directors November 13, 2003

RESTRICTED UNIT AWARD AGREEMENT

pursuant to the

ALBANY INTERNATIONAL CORP.

2003 RESTRICTED STOCK UNIT PLAN

*  *  *  *  *

Participant:

Award Date:

Number of Restricted Units Awarded:

*  *  *  *  *

THIS AWARD AGREEMENT, dated as of the Award Date specified above, is entered into by and between Albany International Corp. (the “Company”), and the Participant specified above, pursuant to the Albany International Corp. 2003 Restricted Stock Unit Plan, as in effect and as amended from time to time (the “Plan”); and

WHEREAS, as an incentive to encourage the Participant to remain in the employ of the Company and its subsidiaries by affording the Participant a greater interest in the success of the Company and its subsidiaries, the Company desires to grant the Participant the Restricted Units provided herein;

WHEREAS, the Participant desires to obtain such Restricted Units on the terms and conditions provided for herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable considerations receipt of which is hereby acknowledged, the Company and the Participant agree as follows:

1.             Incorporation By Reference; Plan Document Receipt.  This Award Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time and which are expressly intended to apply to the grant of the Restricted Units provided for herein), all of which terms and provisions are made a part of and incorporated in this Award Agreement as if they were expressly set forth herein.  Any capitalized term not defined in this Award Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of a conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

2.             Award of Restricted Units; Credit to Restricted Unit Account.  The Company hereby grants to the Participant, as of the Award Date specified above, the number of Restricted Units specified above.  The Company shall record such Restricted Units in the Participant’s Restricted Unit Account.

3.             Amendment and Waiver.  Neither this Award Agreement nor any provision hereof may be amended, modified, changed, discharged, terminated or waived orally, by any course of dealing or purported course of dealing or by any other means except (a) in the case of an amendment, modification, change or waiver that does not impair the rights of the Participant with respect to outstanding Restricted Units, written notice to the Participant or (b) an agreement in writing signed by the Company and the Participant.  No such written notice of agreement shall extend to or affect any provision of this Award Agreement not expressly amended, modified, changed, discharged, terminated or waived or impair any right consequent on such a provision.  The waiver of or failure to enforce any breach of this Award Agreement shall not be deemed to be a waiver of or acquiescence in any other breach hereof.

4.             Notices.  Any notice required or permitted under this Award Agreement shall be in writing and shall be deemed properly given:

4.1  in the case of notice to the Company, if delivered in person to the Secretary of the Company, or mailed to the Company to the attention of the Secretary by registered mail (return receipt requested) at P.O. Box 1907, Albany, New York 12201, or at such other address as the Company may from time to time hereafter designate by written notice to the Participant; and

4.2  in the case of notice to the Participant, if delivered to him or her in person, or mailed to him or her by registered mail (return receipt requested) at

«Address1»

«Address2»

«City» «State»  «PostalCode»

«Country»

or at such other address as the Participant may from time to time hereafter designate by written notice to the Company.

5.             Governing Law.  This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.             Binding Agreement; Assignment.  This Award Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign any part of this Award Agreement without the prior express written consent of the Company.

7.             Counterparts.  This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

8.             Headings.  The titles and headings of the various sections of this Award Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Award Agreement.

9.             Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Award Agreement and the Plan and the consummation of the transactions contemplated thereunder.

10.           Severability.  The invalidity or unenforceability of any provisions of this Award Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Award Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Award Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

11.           Acceptance of Restricted Units.  Unless, within 45 days following the date of this Award Agreement, the Company has received written notice from the Participant rejecting the Restricted Units, this Award Agreement shall be deemed to have been accepted by the Participant and shall constitute a legal and binding agreement between the Participant and the Company.

IN WITNESS WHEREOF, the Company has duly executed this Award Agreement as of the Award Date specified above.

ALBANY INTERNATIONAL CORP.

By:
Name:
Title:

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